Exhibit 10.36

FIRST AMENDMENT TO FINANCING AGREEMENT

This FIRST AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is made and entered into as of October 21, 2015 by and among (a) Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), (b) Elevate Credit, Inc., a Delaware corporation as a Guarantor and the other Guarantors party hereto (the Borrower and the Guarantors are collectively referred to herein as the “Credit Parties”), (c) the financial institutions party hereto as “Lenders” (collectively, the “Lenders”), and (d) Victory Park Management, LLC, as administrative agent and collateral agent for the Lenders and the Holders (in such capacity, the “Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Financing Agreement.

WHEREAS, the Credit Parties, the Lenders and the Agent are parties to that certain Financing Agreement dated as of July 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”); and

WHEREAS, the Credit Parties, the Lenders and the Agent desire to amend certain provisions of the Financing Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Financing Agreement. Subject to the terms and conditions of this Amendment, including the satisfaction of the conditions precedent set forth in Section 2 hereof, the Financing Agreement is amended as follows:

(a) The definitions of “Charge Off Rate,” “Debt-to-Equity Ratio” and “Maximum Commitment” set forth in Section 1.1 of the Financing Agreement are hereby amended by deleting such definitions in their entirety and substituting the following therefor:

““Charge Off Rate” means the rate expressed as a percentage, as of the last day of any calendar month, of the product of:

(a) the ratio of (i) the outstanding principal balance of Consumer Loans that have a principal payment that became one or more days past due but not greater than 30 days past due or that have a borrower that became deceased or became subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, in the calendar month that was two full calendar months preceding the calendar month that includes such date of determination to (ii) the outstanding principal balance of Consumer Loans that do not have a principal payment that became past due or borrower that became deceased or subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, as of the last day of the calendar month that was three full calendar months preceding the calendar month that includes such date of determination; multiplied by

(b) the ratio of (i) the outstanding principal balance of Consumer Loans that have a principal payment that became 31 or more days past due but not greater than 60 days past due or that have a borrower that became deceased or became subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, in the calendar month that was one full calendar month preceding the calendar month that includes such date of determination less recoveries received (payments collected on loans that were previously 61 or more days past due) during the current calendar month to (ii) the outstanding principal balance of Consumer Loans that have a principal payment that became one or more days past due but not greater than 30 days past due or borrower that became deceased or subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, as of the last day of the calendar month that was two full calendar months preceding the calendar month that includes such date of determination; multiplied by

(c) the ratio of (i) the outstanding principal balance of Consumer Loans that have a principal payment that became 61 or more days past due but not greater than 90 days past due or that have a borrower that became deceased or became subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, in the calendar month that includes such date of determination to (ii) the outstanding principal balance of Consumer Loans that have a principal payment that became 31 or more days past due but not greater than 60 days past due or borrower that became deceased or subject to any proceeding under any Bankruptcy Law or any other bankruptcy or other debtor relief law, in each case, as of the last day of the calendar month that was one full calendar months preceding the calendar month that includes such date of determination.

For purposes of clarification, an example of the calculation of the Charge Off Rate is set forth on Schedule 1.1(a).”

““Debt-to-Equity Ratio” means, (a) with respect to Elevate Credit, at any time, the ratio between (i) the aggregate amount of Indebtedness, liabilities and other obligations of Elevate Credit and its Subsidiaries (including the Obligations), determined in accordance with GAAP, at such time, and (ii) the sum of (A) the aggregate amount of capital contributions made to Elevate Credit by its stockholders as of such time reduced by (B) the aggregate amount of cash distributions made by Elevate Credit to any of its stockholders, as of such time, and (b) with respect to the Borrower, at any time, the ratio between (i) the aggregate amount of Indebtedness, liabilities and other obligations of the Borrower (including the Obligations), determined in accordance with GAAP, at such time, and (ii) the sum of (A) the aggregate amount of capital contributions made to the Borrower by Elevate Credit Parent as of such time reduced by (B) the aggregate amount of cash distributions made by the Borrower to any of its members as of such time.”

““Maximum Commitment” means $100,000,000.”

(b) Section 1.1 of the Financing Agreement is hereby further amended by deleting the definitions “Commitment Increase,” “Commitment Increase Effective Date,” and “Commitment Increase Notice” therefrom.

(c) Section 1.1 of the Financing Agreement is hereby further amended by adding the following definitions thereto in appropriate alphabetical order:

“First Amendment” means that certain First Amendment to Financing Agreement dated as of the First Amendment Effective Date by and among the Credit Parties, Agent and the Lenders party thereto.

“First Amendment Effective Date” means October 21, 2015.

(d) Section 2.12 of the Financing Agreement is hereby deleted in its entirety.

(e) The Schedule of Lenders attached to the Financing Agreement is hereby amended and replaced by Exhibit I attached to this Amendment.

2. Conditions Precedent. This Amendment shall become effective upon the satisfaction in full of each of the following conditions:

(a) the Credit Parties shall have executed and delivered, or caused to be delivered, to the Agent this Amendment and evidence satisfactory to the Agent that the Borrower shall pay to the Agent on the First Amendment Effective Date all fees and other amounts due and owing thereon under this Amendment and the other Transaction Documents;

(b) the representations and warranties of the Credit Parties contained herein and in the Financing Agreement shall be true and correct except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; and

(c) no Event of Default shall have occurred and be continuing or would result from the transaction contemplated hereby.

3. General Release. In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Credit Party hereby irrevocably releases and forever discharge the Lenders, the Holders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants, attorneys, managers, investment managers, principles and portfolio companies (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender, any Holder or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender, any Holder or any other Released Person relating to the Financing Agreement or any other Transaction Document on or prior to the date hereof.

4. Representations and Warranties of the Credit Parties. To induce each Lender and the Agent to execute and deliver this Amendment, each Credit Party represents, warrants and covenants that:

(a) the execution, delivery and performance by each Credit Party of this Amendment and all documents and instruments delivered in connection herewith have been duly authorized by all necessary action required on its part, and this Amendment and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(b) each of the representations and warranties set forth in the Transaction Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Transaction Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby or thereby does or shall (i) result in a violation of any Credit Party’s certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other governing documents, or the terms of any Capital Stock or other Equity Interests of any Credit Party; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Credit Party is a party; (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of any Credit Party; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree; and

(d) no Event of Default has occurred or is continuing under this Amendment or any other Transaction Document.

5. Ratification of Liability. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacity in which such party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Transaction Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each Transaction Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Transaction Documents to which it is a party as security for the obligations under or with respect to the Financing Agreement, the Notes and the other Transaction Documents, and confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Transaction Documents, including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document. Each Credit

Party further agrees and reaffirms that the Transaction Documents to which it is a party now apply to all obligations as modified hereby (including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document). Each such party (a) further acknowledges receipt of a copy of this Amendment and all other agreements, documents, and instruments executed or delivered in connection herewith, (b) consents to the terms and conditions of same, and (c) agrees and acknowledges that each of the Transaction Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Holder or the Agent, nor constitute a waiver of any provision of any of the Transaction Documents nor constitute a novation of any of the obligations under the Transaction Documents.

6. Reference to and Effect Upon the Transaction Documents.

(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the Lenders, the Holders and the Agent and all of the obligations under the Transaction Documents, shall remain in full force and effect. Each Credit Party hereby confirms that the Transaction Documents are in full force and effect, and that no Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any Transaction Document or the Credit Parties’ obligations thereunder.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and any consents or waivers set forth herein shall not directly or indirectly: (i) create any obligation to make any further loans or to defer any enforcement action after the occurrence of any Event of Default; (ii) constitute a consent or waiver of any past, present or future violations of any Transaction Document; (iii) amend, modify or operate as a waiver of any provision of any Transaction Document or any right, power or remedy of any Lender, any Holder or the Agent or (iv) constitute a course of dealing or other basis for altering any obligations under the Transaction Documents or any other contract or instrument. Except as expressly set forth herein, each Lender, each Holder and the Agent reserve all of their rights, powers, and remedies under the Transaction Documents and applicable law. All of the provisions of the Transaction Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived previously, are hereby reinstated.

(c) From and after the date hereof, (i) the term “Agreement” in the Financing Agreement, and all references to the Financing Agreement in any Transaction Document shall mean the Financing Agreement, as amended by the First Amendment and as further amended by this Amendment, and (ii) the term “Transaction Documents” defined in the Financing Agreement shall include, without limitation, the First Amendment, this Amendment and any agreements, instruments and other documents executed or delivered in connection herewith.

7. Costs and Expenses. In addition to, and not in lieu of, the terms of the Transaction Documents relating to the reimbursement of the Lenders’, the Holders’ and the Agent’s fees and expenses, the Credit Parties shall reimburse each Lender, each Holder and the Agent, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses incurred in connection with this Amendment.

8. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of new York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.

11. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided, that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

12. Further Assurances. The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

13. Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

BORROWER:

ELASTIC SPV, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as Borrower

By:	/s/ Andrew Dean
Name:	Andrew Dean
Title:	Director

First Amendment to Financing Agreement (Elastic)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

GUARANTORS:

ELEVATE CREDIT, INC., a Delaware corporation

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

PRESTA HOLDINGS, LLC ELASTIC FINANCIAL, LLC ELEVATE DECISION SCIENCES, LLC RISE CREDIT, LLC FINANCIAL EDUCATION, LLC ELEVATE CREDIT SERVICE, LLC RISE SPV, LLC

By: Elevate Credit, Inc., as Sole Member of each of the above-named entities

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

RISE CREDIT SERVICES OF OHIO, LLC RISE CREDIT SERVICES OF TEXAS, LLC

By: RISE Credit, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

First Amendment to Financing Agreement (Elastic)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

PAYDAY ONE, LLC
RISE FINANCIAL, LLC
RISE CREDIT OF ALABAMA, LLC
RISE CREDIT OF CALIFORNIA, LLC
RISE CREDIT OF DELAWARE, LLC
RISE CREDIT OF GEORGIA, LLC
RISE CREDIT OF IDAHO, LLC
RISE CREDIT OF KANSAS, LLC
RISE CREDIT OF ILLINOIS, LLC
RISE CREDIT OF MISSISSIPPI, LLC
RISE CREDIT OF MISSOURI, LLC
RISE CREDIT OF NEVADA, LLC
RISE CREDIT OF NEW MEXICO, LLC
RISE CREDIT OF NORTH DAKOTA, LLC
RISE CREDIT OF SOUTH CAROLINA, LLC
RISE CREDIT OF SOUTH DAKOTA, LLC
RISE CREDIT OF UTAH, LLC
RISE CREDIT OF VERMONT, LLC
RISE CREDIT OF VIRGINIA, LLC
RISE CREDIT OF ARIZONA, LLC
RISE CREDIT OF COLORADO, LLC
RISE CREDIT OF MARYLAND, LLC
RISE CREDIT OF OKLAHOMA, LLC
RISE CREDIT OF NEBRASKA, LLC
RISE CREDIT OF LOUISIANA, LLC
RISE CREDIT OF TEXAS, LLC

By: RISE SPV, LLC, as Sole Member of each of the above-named entities

By: Elevate Credit, Inc., as its Sole Member

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

First Amendment to Financing Agreement (Elastic)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

ELASTIC@WORK, LLC
ELEVATE@WORK ADMIN, LLC
ELEVATE@WORK, LLC

By: Elastic Financial, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

First Amendment to Financing Agreement (Elastic)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

LENDERS:

VPC INVESTOR FUND B, LLC, as a Lender

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

First Amendment to Financing Agreement (Elastic)

EXHIBIT I

SCHEDULE OF LENDERS

(1)	(2)	(3)	(4)
Lender	Address and Facsimile Number	Commitment to Purchase Notes:	Legal Representative’s Address and Facsimile Number
VPC Investor Fund B, LLC	227 W. Monroe Street Suite 3900 Chicago, IL 60606 Telephone: 312.705.2786 Facsimile: 312.701.0794 Attention: Scott R. Zemnick E-mail: szemnick@vpcadvisors.com	$100,000,000	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, IL 60661
			Telephone:	(312) 902-5297 (312) 902-5495
			Facsimile:	(312) 577-8964 (312) 577-8854
			Attention:	Mark R. Grossmann Scott E. Lyons
			E-mail:	mg@kattenlaw.com scott.lyons@kattenlaw.com
Aggregate Commitment to Purchase Notes: $100,000,000

First Amendment to Financing Agreement (Elastic)